UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

STRAIGHT PATH
COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2017, Straight Path Communications Inc. (the “Registrant”) and its subsidiary Straight Path Spectrum, LLC (“SPS LCC”) entered into a consent decree with the Federal Communications Commission (the “FCC”) settling the previously disclosed FCC’s investigation regarding the Registrant’s spectrum licenses (the “Consent Decree”).

Under the terms of the Consent Decree:

●	the FCC agreed to terminate its investigation;

●	the Registrant agreed to surrender 93 of its 828 39 GHz spectrum licenses to the FCC, leaving the Registrant with a full national network of 735 licenses;

●	the Registrant will keep all of its 28 GHz spectrum licenses;

●	the Registrant agreed to pay a $15 million civil penalty in installments over a nine-month period;

●	the Registrant agreed that if it does not announce a sale of its remaining spectrum licenses within one year, it will pay an additional penalty of $85 million or surrender its remaining spectrum licenses; and

●	the Registrant agreed to pay the FCC twenty percent (20%) of the proceeds from the sale of its 39 GHz and 28 GHz spectrum licenses.

This description is a summary and does not purport to be a complete description of the Consent Decree. It is qualified in its entirety by reference to the Consent Decree, which is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 12, 2017, the Registrant issued a press release announcing its entry into the Consent Decree described in Item 1.01 above. The Registrant is furnishing the information contained in this Report, including the press release, pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.01	Consent Decree between the Registrant, Straight Path, LLC and the Federal Communications Commission.
99.1	Press Release of the Registrant, dated January 12, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Jonathan Rand
	Name:	Jonathan Rand
	Title:	Chief Financial Officer

Dated: January 12, 2017

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EXHIBIT INDEX

Exhibit Number	Document
10.01	Consent Decree between the Registrant, Straight Path, LLC and the Federal Communications Commission.
99.1	Press Release, dated January 12, 2017.

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